SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      October 22, 1998
(Date of earliest event reported)  (October 16, 1998)

USCI, INC.
(Exact name of registrant as specified in its charter)
Delaware                     0-22282       13-3702647
(State or other jurisdiction (Commission (IRS Employer
 of incorporation)          File Number) Identification No.)

6115-A Jimmy Carter Blvd., Norcross, Georgia        30071
(Address of principal executive offices)          (Zip Code)

                        (770) 840-8888
(Registrant's telephone number including area code)
(Former name or former address if changed since last report)

Item 5.  Other Events

On October 16, 1998, the Registrant issued the following press release:

USCI, INC./AMERITEL ANNOUNCES A MAJOR STRATEGIC CHANGE

FOCUS IS ON NEW DISTRIBUTION STRATEGY AND PREPAID SERVICES

NORCROSS, GA (October 16, 1998).USCI, Inc. (Nasdaq NM:USCM), and its wholly-owned subsidiary, Ameritel Communications, Inc., a nationwide cellular services reseller, announced today an immediate major shift in strategy, focusing on the reduction of its subscriber acquisition costs and the introduction of prepaid cellular services that will target direct response marketing, mass market channels and the previously announced Internet E-commerce site that is currently being developed. USCI management also reported that Ameritel's contract with RadioShack has been terminated and, effective today, it is no longer activating new customers referred by the RadioShack chain.

While RadioShack represented Ameritel's largest retail distribution channel, subscriber acquisition costs were significantly higher than provided for in the Company's new business strategy. USCI believes that its new business strategy is expected to result in increased gross profit margins and lower promotional and subscriber acquisition costs.

As part of the new marketing strategy, USCI/Ameritel has concluded a marketing agreement with the U.S. division of a major Japanese electronics manufacturer, Niigata Seimitsu, to provide products for the prepaid cellular platform. Details of this program will be announced shortly.

The Company, as previously announced, recently signed a Letter of Intent with Rare Medium, Inc. (Nasdaq: RRRR) to develop and launch the first national interactive cellular services Internet web site which will permit on-line activation for new USCI/Ameritel wireless subscribers virtually anywhere across the country where USCI provides cellular service, and to provide full customer service support.

The shift in strategy will enable USCI/Ameritel to reduce its operating expenses through reductions in personnel and related costs as well as other operating costs without sacrificing efficiency or quality of customer support.

USCI, Inc., through its wholly-owned subsidiaries, is a non-facilities based carrier providing multiple wireless services through mass market distribution channels. Its subsidiaries provide wireless coverage and billing to consumers for paging service, cellular service, and debit cellular service.

Note: Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Reform Act of 1995 including the statements that the Company's new business strategy will increase gross profit margins and lower promotional and subscriber acquisition costs, and reduce operating expenses through reductions in personnel and related costs as well as other operating costs without sacrificing efficiency or quality of customer support. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Additional information about these risks and uncertainties is set forth in the company's current Forms 10-K and 10-Q filings. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
USCI, Inc.                  or        KCSA
Mario Martinez                        Joseph A. Mansi/Paul Holm
Chief Operating Officer               212/896-1205/1201
800/732-1169, ext. 8989               Fax 212/697-0910
e-mail: mmartinez@uscomm.com              e-mail: pre@kcsa.com


                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           USCI, Inc.
                                         (Registrant)

                                  By: /s/ Robert J. Kostrinsky
                                            Robert J. Kostrinsky
                                        Executive Vice President

October 22, 1998